Exhibit 99.1

CONFIDENTIAL

SendGrid Announces Third Quarter 2018 Results

Revenue of $37.2 million in Q3, Up 31% year over year

Net Loss of $2.4 million with Adjusted Net Income of $2.8 million

Gross Margin Improvement of 280 basis points to 75.9%

Operating Cash Flow of $7.3 million and Free Cash Flow of $2.9 million

DENVER, Colo., Nov. 6, 2018 — SendGrid, Inc. (NYSE: SEND), a leading digital communications platform that drives engagement and growth, today announced third quarter 2018 financial results.

Third Quarter Financial Highlights

•            Total revenue of $37.2 million for the third quarter was up 31% compared with the third quarter of 2017.

•            SendGrid’s Email API revenue of $29.5 million for the third quarter grew by 31% compared with the third quarter of 2017, representing 79% of total revenue, while Marketing Campaigns revenue grew by 65% to $6.4 million compared with the third quarter of 2017 and represented 17% of total revenue.

•            Gross margin in the quarter was 75.9%, up 280 basis points compared with the year-ago period.

•            GAAP net loss in the quarter was $(2.4) million, or $(0.05) per share, compared with $(1.6) million, or $(0.20) per share, in the third quarter of 2017. Third quarter 2018 net loss included $3.4 million of non-cash, stock-based compensation expense, compared with $1.3 million in the third quarter of 2017.

•            Non-GAAP adjusted net income (ANI) was $2.8 million in the quarter, or $0.05 per diluted share on a non-GAAP basis, compared with $0.6 million, or $0.02 per diluted share, in the third quarter of 2017, an increase of $2.1 million.

•            Net cash flows from operating activities in the third quarter were $7.3 million, a $2.2 million increase compared with the third quarter of 2017.

•            Free cash flow in the quarter was $2.9 million, up $1.8 million compared with $1.1 million in the third quarter of 2017.

•            The company ended the quarter with $186.4 million in cash and cash equivalents.

•            Weighted-average basic common shares outstanding were 46.6 million for the third quarter, compared with 8.0 million for the third quarter of 2017, with 47.05 million common shares outstanding as of Sept. 30, 2018.

•            For purposes of measuring non-GAAP adjusted net income per share, weighted-average diluted common shares outstanding were 53.5 million for the third quarter of 2018, compared with 42.3 million for the third quarter of 2017.

Non-Financial Highlights

•            On Oct. 15, Twilio, Inc. (NYSE: TWLO) and SendGrid announced a definitive agreement for Twilio to acquire SendGrid in an all-stock transaction. Under the agreement and upon closing, which is expected in the first half of 2019, SendGrid stockholders will receive 0.485 shares of Twilio Class A common stock for every share of SendGrid common stock.

•            Ended the quarter with more than 78,000 customers, up 35% compared with the third quarter of 2017.

•            Delivered email volume of 141.7 billion for the third quarter, up 23% compared with the third quarter 2017.

•            Delivered a subscription net dollar retention (NDR) rate of 113%.

2018 Outlook

Due to the pending transaction with Twilio, Inc., the company is not providing a full-year 2018 outlook.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial metrics to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

We use the non-GAAP financial measure of adjusted net income, which is defined as GAAP net income (loss), excluding stock-based compensation expense, restructuring expense, costs associated with mergers and acquisitions, warrant interest expense and non-capitalizable costs associated with our initial public offering. Due to our significant federal and state net operating loss carryforwards, as well as a full valuation against our net deferred tax assets, there is no income tax effect on adjusted net income in the presented periods. We believe that adjusted net income helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in adjusted net income. Additionally, our executive compensation structure uses an adjusted net income target as one of the components when calculating payments that have been earned. There are a number of limitations related to the use of adjusted net income as compared to net loss, including that adjusted net income excludes stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.

We use the non-GAAP financial measure of free cash flow, which is defined as GAAP net cash flows from operating activities, reduced by purchases of property and equipment and principal payments on capital lease obligations. We believe free cash flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses, investment in our business and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that free cash flow does not reflect future contractual commitments.

About SendGrid

SendGrid is a leading digital communication platform, enabling businesses to engage with their customers via email reliably, effectively and at scale. A leader in email deliverability, SendGrid has processed over 45 billion emails each month for internet and mobile-based customers as well as more traditional enterprises.

Disclosure of Material Information

SendGrid announces material information to its investors using SEC filings, press releases, public conference calls and on its investor relations page of the company’s website at https://investors.sendgrid.com.

Where You Can Find Additional Information

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed merger of SendGrid into a wholly-owned subsidiary of Twilio or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with SendGrid’s pending acquisition by Twilio, Twilio will file a registration statement on Form S-4 containing a joint proxy statement/prospectus of SendGrid and Twilio and other documents concerning the proposed merger with the Securities and Exchange Commission (the “SEC”). SENDGRID URGES INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SENDGRID, TWILIO AND THE PROPOSED MERGER. Investors may obtain free copies of the joint proxy statement/prospectus (when available) and other documents filed by SendGrid and Twilio with the SEC at the SEC’s website at www.sec.gov. Free copies of the joint proxy statement/prospectus (when available) and SendGrid’s other SEC filings are also available on SendGrid’s website at http://www.sendgrid.com/.

SendGrid, Twilio and their respective directors, executive officers, certain members of management and certain employees may be deemed, under SEC rules, to be participants in the solicitation of proxies with respect to the proposed merger. Information regarding SendGrid’s officers and directors is included in SendGrid’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 20, 2018 with respect to its 2018 Annual Meeting of Stockholders. This document is available free of charge at the SEC’s website at www.sec.gov or by going to SendGrid’s Investors page on its corporate website at http://www.sendgrid.com/. Information regarding Twilio’s officers and directors is included in Twilio’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2018 with respect to its 2018 Annual Meeting of Stockholders. This document is available free of charge at the SEC’s website at www.sec.gov or by going to Twilio’s Investors page on its corporate website at www.twilio.com. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed merger, and a description of their direct and indirect interests in the proposed merger, which may differ from the interests of SendGrid’s stockholders or Twilio’s stockholders generally, will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this press release that relate to future results and events may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking information, and are based on the current expectations, estimates, forecasts and projections of SendGrid and Twilio. There can be no assurances that the proposed merger will be consummated. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: economic, business, competitive, and/or regulatory factors affecting the businesses of SendGrid and Twilio generally, including those set forth in the filings of SendGrid and Twilio with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, their Current Reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date hereof. SendGrid and Twilio undertake no obligation to publicly release the results of any revisions or updates to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

SENDGRID, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2018	2017	2018	2017
Revenue
Email API	$29,542	$22,474	$83,650	$63,831
Marketing Campaigns	6,426	3,906	18,165	9,802
Predecessor email marketing service	—	964	—	3,931
Other	1,231	972	3,628	2,595
Total revenue	37,199	28,316	105,443	80,159
Cost of revenue	8,978	7,612	26,271	21,357
Gross profit	28,221	20,704	79,172	58,802

Operating expenses:
Research and development	11,049	7,545	29,854	21,208
Selling and marketing	9,612	7,124	26,255	20,582
General and administrative	10,606	7,684	28,637	21,222
Loss on disposal of assets	22	—	84	2
Total operating expenses	31,289	22,353	84,830	63,014

Loss from operations	(3,068)	(1,649)	(5,658)	(4,212)
Other income (expense), net	645	56	1,652	(515)
Net loss	$(2,423)	$(1,593)	$(4,006)	$(4,727)

Weighted average common shares outstanding	46,550	8,020	43,841	7,938
Net loss per share attributable to common stockholders	$(0.05)	$(0.20)	$(0.09)	$(0.60)

SENDGRID, INC.

Reconciliation of Net Loss to Adjusted Net Income (ANI)

(Unaudited)

	Three Months Ended September 30,
(in thousands)	2018	2017
Net loss	$(2,423)	$(1,593)
Stock-based compensation expense	3,442	1,296
Restructuring expense	205	112
Merger and acquisition expenses	1,552	190
Adjustment to redeemable preferred stock warrant	—	(84)
Certain IPO costs	—	720
Adjusted Net Income (ANI)	$2,776	$641

Weighted average diluted shares outstanding	53,477	42,291
Adjusted Net Income (ANI) / share	$0.05	$0.02

SENDGRID, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2018	2017
Cash flows from operating activities:
Net loss	$(4,006)	$(4,727)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,385	7,048
Stock-based compensation	8,082	2,677
Adjustment to redeemable preferred stock warrant liability	—	434
Non-cash interest expense	58	22
Loss on disposal of assets and restructuring of assets	340	352
Reimbursement of tenant improvements	2,464	718
Changes in operating assets and liabilities:
Accounts receivable	(1,017)	(458)
Prepaid expenses and other assets	1,244	(1,439)
Accounts payable and accrued liabilities	2,166	4,264
Other liabilities	(1,728)	1,240
Net cash flows from operating activities	15,988	10,131

Cash flows from investing activities:
Purchase of property and equipment	(11,474)	(4,806)
Cash paid for business combination	—	(2,726)
Cash acquired in business combination	—	527
Proceeds from sale of assets	27	9
Net cash flows from investing activities	(11,447)	(6,996)

Cash flows from financing activities:
Proceeds from stock option exercises	8,337	396
Proceeds from follow-on public offering, net of $0.7 million underwriting discount	13,716	—
Payments for stock issuance costs	(1,346)	(1,523)
Payments for tax withholding on equity awards	(7,703)	—
Principal payments on capital lease obligations	(4,946)	(5,092)
Principal payments on note payable	(547)	—
Net cash flows from financing activities	7,511	(6,219)

Effect of foreign currency exchange rates on cash	(3)	3
Net increase (decrease) in cash, cash equivalents, and restricted cash	12,049	(3,081)

Cash, cash equivalents, and restricted cash at beginning of period	175,496	40,478
Cash, cash equivalents, and restricted cash at end of period	$187,545	$37,397

SENDGRID, INC.

Reconciliation of Net Cash Flows Provided by Operating Activities to Free Cash Flow

(Unaudited)

	Three Months Ended September 30,
(in thousands)	2018	2017
Net cash flows from operating activities	$7,255	$5,009
Purchase of property and equipment	(2,186)	(1,792)
Principal payments on capital lease obligations	(1,605)	(2,095)
Principal payments on notes payable	(547)	—
Free cash flow	$2,917	$1,122

SENDGRID, INC.

Consolidated Balance Sheets

(Unaudited)

	As of September 30,	As of December 31,
(in thousands)	2018	2017
Assets
Current Assets:
Cash and cash equivalents	$186,423	$175,496
Restricted cash	1,122	—
Accounts receivable - trade, net of allowance	6,756	5,765
Prepaid expenses and other current assets	6,128	9,087
Total current assets	200,429	190,348

Noncurrent Assets:
Property and equipment, net	35,858	29,192
Intangible assets, net	6,213	1,795
Other assets	964	300
Goodwill	1,648	1,648
Total noncurrent assets	44,683	32,935
Total assets	$245,112	$223,283

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$13,612	$13,837
Current portion of capital lease obligations	6,397	6,110
Current portion of note payable	2,005	—
Current portion of deferred rent	1,263	328
Other current liabilities	1,260	1,575
Total current liabilities	24,537	21,850

Long-Term Obligations, Net of Current Portion:
Capital lease obligations, net of current portion	10,165	11,095
Note payable, net of current portion	3,842	—
Deferred rent, net of current portion	9,231	10,054
Other long-term liabilities	487	510
Total long-term obligations, net of current portion:	23,725	21,659
Total liabilities	48,262	43,509

Stockholders’ equity:
Common stock, $0.001 par value	47	39
Additional paid-in capital	251,298	229,594
Accumulated deficit	(54,489)	(49,857)
Accumulated other comprehensive loss	(6)	(2)
Total stockholders’ equity	196,850	179,774
Total liabilities and stockholders’ equity	$245,112	$223,283

SENDGRID, INC.

Reconciliation to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended September 30,
(in thousands)	2018	2017
Cost of revenue	$8,978	$7,612
Less:
Stock-based compensation expense	371	186
Restructuring expense	—	—
Merger and acquisition expenses	20	9
Certain IPO costs	—	—
Non-GAAP cost of revenue	$8,587	$7,417

Cost of revenue as a % of revenue	24.1%	26.9%
Non-GAAP cost of revenue as a % of revenue	23.1%	26.2%

SENDGRID, INC.

Reconciliation to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended September 30,
(in thousands)	2018	2017
Research and development	$11,049	$7,545
Less:
Stock-based compensation expense	1,308	387
Restructuring expense	—	—
Merger and acquisition expenses	128	147
Certain IPO costs	—	—
Non-GAAP research and development	$9,613	$7,011

Research and development as a % of revenue	29.7%	26.6%
Non-GAAP research and development as a % of revenue	25.8%	24.8%

SENDGRID, INC.

Reconciliation to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended September 30,
(in thousands)	2018	2017
Selling and marketing	$9,612	$7,124
Less:
Stock-based compensation expense	532	281
Restructuring expense	—	—
Merger and acquisition expenses	5	5
Certain IPO costs	—	—
Non-GAAP selling and marketing	$9,075	$6,838

Selling and marketing as a % of revenue	25.8%	25.2%
Non-GAAP selling and marketing as a % of revenue	24.4%	24.1%

SENDGRID, INC.

Reconciliation to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended September 30,
(in thousands)	2018	2017
General and administrative	$10,606	$7,684
Less:
Stock-based compensation expense	1,231	442
Restructuring expense	205	112
Merger and acquisition expenses	1,399	29
Certain IPO costs	—	720
Non-GAAP general and administrative	$7,771	$6,381

General and administrative as a % of revenue	28.5%	27.1%
Non-GAAP general and administrative as a % of revenue	20.9%	22.5%

Source: SendGrid, Inc.

Contacts

Investor Relations Contact:

David Banks, 720-588-4496

david.banks@sendgrid.com

or

Media Contact:

David Friedman, 303-868-9641

david.friedman@sendgrid.com